UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2013

BBX CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-13133	65-0507804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Boulevard

Suite 800

Fort Lauderdale, Florida 33301

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (954) 940-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08 Shareholder Director Nominations

The 2013 Annual Meeting of Shareholders of BBX Capital Corporation (the “Company”) is scheduled to be held on July 9, 2013. This date is more than 30 days after the anniversary of the Company’s 2012 Annual Meeting of Shareholders. As a result, in accordance with the Company’s Bylaws, as amended, and applicable rules and regulations of the Securities and Exchange Commission (the “SEC”), written notice from a shareholder interested in bringing business before the Company’s 2013 Annual Meeting of Shareholders or nominating a director candidate for election at the Company’s 2013 Annual Meeting of Shareholders, including any notice on Schedule 14N, must be received at the Company’s principal executive offices, 401 East Las Olas Boulevard, Suite 800, Fort Lauderdale, Florida 33301, by no later than 5:00 p.m., Eastern time, on June 8, 2013. Any such written notice must be directed to the attention of the Company’s Secretary and comply with the applicable advance notice provisions of the Company’s Bylaws. Shareholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2013 Annual Meeting of Shareholders must comply with the requirements, including the deadline, set forth above as well as all applicable rules and regulations promulgated by the SEC under the Securities Exchange Act of 1934.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2013	BBX CAPITAL CORPORATION

	By:	/s/ John K. Grelle
John K. Grelle
Executive Vice President and Chief Financial Officer

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